Exhibit 23(a)


                        CONSENT OF KPMG PEAT MARWICK LLP


We consent to the use of our report included in Crestar Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 incorporated herein by reference and to the reference to our firm under the heading "Experts." Our report refers to our reliance on another auditor's report with respect to amounts related to Citizens Bancorp included in the aforementioned consolidated financial statements.

/s/ KPMG Peat Marwick LLP

Richmond, Virginia
August 28, 1997